Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Organovo Holdings, Inc. (the “Corporation”) on Form 10-Q for the period ended September 30, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Keith Murphy, President and Chief Executive Officer and I, Barry D. Michaels, Chief Financial Officer, of the Corporation, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Date: November 9, 2015	By:	/s/ Keith Murphy
	Name:	Keith Murphy
	Title:	President and Chief Executive Officer

Date: November 9, 2015	By:	/s/ Barry D. Michaels
	Name:	Barry D. Michaels
	Title:	Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Organovo Holdings, Inc. and will be retained by Organovo Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Organovo Holdings, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.